UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017

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ZAIS GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35848	46-1314400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bridge Avenue, Suite 322 Red Bank, NJ	07701-1106
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 978-7518

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 28, 2017, the Board of Directors (the “Board”) of ZAIS Group Holdings, Inc. (the “Company”) agreed, by written resolution, to postpone the Company’s 2017 annual meeting of stockholders (the “Annual Meeting”), which was originally scheduled to be held on November 7, 2017. A copy of the press release announcing the postponement of the Annual Meeting is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The decision to postpone the Annual Meeting follows the receipt by the Special Committee of the Board of a letter (the “Letter”) from Christian Zugel on September 5, 2017, containing a proposal with respect to the Company’s Class A common stock, as previously disclosed on the Company’s Current Report on Form 8-K filed on September 7, 2017. The postponement of the Annual Meeting is necessary to allow the Special Committee of the Board and its advisors adequate time to review and evaluate the proposal included in the Letter and to obtain further information with respect thereto.

The Company will announce the Annual Meeting’s new date, time, or the date and time of a special meeting in lieu thereof, and related deadlines after a final decision has been made with respect to the proposal contained in the Letter.  The Company will subsequently file and mail proxy materials as required.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS GROUP HOLDINGS, INC.

By:	/s/ Michael Szymanski
Michael Szymanski President and Chief Executive Officer

Date: October 3, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 3, 2017